EXHIBIT 3.1

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
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[SEAL]   ROSS MILLER                       Filed in the office of     Document Number
         Secretary of State                /s/ Ross Miller            20080304385-63
         204 North Carson Street, Sto 1    Ross Miller                --------------------
         Carson City, Nevada 89701-4298    Secretary of State         Filing Date and Time
         (775) 684 5708                    State of Nevada            05/01/2008 10:00 AM
         Website: secretaryofstate.biz                                --------------------
                                                                      Entity Number
                                                                      C10208-2002
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       CERTIFICATE OF AMENDMENT
   (PURSUANT TO NRS 78.385 AND 78.390

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  USE BLACK INK ONLY. DO NOT HIGHLIGHT      ABOVE SPACE IS FOR OFFICE USE ONLY

             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
         (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1. Name of corporation:
--------------------------------------------------------------------------------
   Zone 4 Play, Inc.
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2. The articles have been amended as follows (provide article numbers, if available):
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ARTICLE 1

   NAME AND PURPOSE

   The name of the Corporation, hereinafter called the "Corporation" is:

   "Win Gaming Media, Inc."

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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 21,261,223 shares (65.8%)

4. Effective date of filing (optional):  upon filing
                                         ---------------------------------------

5. Officer Signature (Required):         /s/ Steve Baker
                                         ---------------------------------------
                                         [X] Steve Baker, President & CEO

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Faliure to include any of the above information and submit the proper fees may cause this filing to be rejected.




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                            Certificate of Amendment

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:
   Old Goat Enterprises, Inc.

2. The articles have been amended as follows:

ARTICLE I
NAME AND PURPOSE

     The name of the Corporation, hereinafter called the "Corporation" is:

"Zone 4 Play, Inc."

3. The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 33,270,000 of 35,500,000 issued and outstanding (93.7%).

4. Effective date of filing (optional): Upon Filing

5. Officer Signature (required):  /s/ Shimon Citron
                                  ------------------
                                  Shimon Citron, its CEO and President

Filed February __, 2004
In the Office of Dean Heller
Secretary of State


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                            Articles of Incorporation
                              (PURSUANT TO NRS 78)

Name of Corporation:             Old Goat Enterprises, Inc.

Resident Agency Name             CSC Services of Nevada, Inc.
And Street Address:              502 East John Street
                                 Carson City, Nevada  89705

Shares:                          Number of Shares  75,000,000
                                 Par value .001

Name, Addresses, Number of       Dennis Cox
Board of Directors/Trustee:      4525 Neville Street
                                 Burnaby, BC  Canada  VSJ2G8


Names, Addresses and Signatures  CSC Services of Nevada, Inc.
Of incorporations:               52 East John Street
                                 Carson City, NV  89706
                                 /s/ CSC Services of Nevada

Certificate of Acceptance of     I, CSC Services of Nevada, Inc.
                                 hereby appointment as
Appointment of Resident Agent:   Resident Agent for the above named corporation.

/s/ CSC Services of Nevada       Date: 4/22/2002